UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2024, SelectQuote, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Of the 171,464,822 shares of the Company’s common stock outstanding as of the record date, September 20, 2024, 107,052,198 shares were represented in person or by proxy at the 2024 Annual Meeting. The results of the voting on the proposals considered at the 2024 Annual Meeting are provided below.

Proposal 1
The voting results on the proposal to elect two Class II directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier retirement or removal, were as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Earl H. “Trace” Devanny III	65,389,144	9,388,512	—	32,274,542
Raymond F. Weldon	65,228,320	9,549,336	—	32,274,542

Proposal 2
The voting results on the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,408,460	254,145	2,389,593	—

Proposal 3
The voting results on the non-binding advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 proxy statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,654,310	5,657,306	466,040	32,274,542

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: November 18, 2024	By:	/s/ Daniel A. Boulware
	Name:	Daniel A. Boulware
	Title:	General Counsel and Secretary